UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2010 (November 8, 2010)

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2010, PPG Industries, Inc. (the “Company”) completed a public offering of $250,000,000 in aggregate principal amount of its 1.900% Notes due 2016 (the “2016 Notes”), $500,000,000 in aggregate principal amount of its 3.600% Notes due 2020 (the “2020 Notes”) and $250,000,000 in aggregate principal amount of its 5.500% Notes due 2040 (the “2040 Notes” and, together with the 2016 Notes and the 2020 Notes, the “Notes”). The Notes were offered by the Company pursuant to its Registration Statement on Form S-3 (File No. 333-168310), filed with the Securities and Exchange Commission on July 26, 2010 and supplemented by the Prospectus Supplement dated November 8, 2010.

The Company entered into an Underwriting Agreement, dated November 8, 2010, with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the 2016 Notes to the Underwriters at an issue price of 98.524% of the principal amount thereof, and the Underwriters offered the 2016 Notes to the public at a price of 99.124% of the principal amount thereof. The Company sold the 2020 Notes to the Underwriters at an issue price of 98.124% of the principal amount thereof, and the Underwriters offered the 2020 Notes to the public at a price of 98.774% of the principal amount thereof. The Company sold the 2040 Notes to the Underwriters at an issue price of 98.369% of the principal amount thereof, and the Underwriters offered the 2040 Notes to the public at a price of 99.244% of the principal amount thereof. Interest is payable on the 2016 Notes on each January 15 and July 15, commencing on July 15, 2011. Interest is payable on the 2020 Notes and the 2040 Notes on each November 15 and May 15, commencing on May 15, 2011. Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments if the Underwriters are required to make any payments in respect of any of these liabilities.

The Notes were issued pursuant to an indenture dated as of March 18, 2008 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a first supplemental indenture dated as of March 18, 2008 between the Company and the Trustee (the “First Supplemental Indenture”) and a second supplemental indenture dated as of November 12, 2010 between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”). The Company may issue additional debt from time to time pursuant to the Original Indenture. The Indenture governing the Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The terms of the Notes also require the Company to make an offer to repurchase Notes upon a Change of Control Triggering Event (as defined in the Second Supplemental Indenture) at a price equal to 101% of their principal amount plus accrued and unpaid interest.

The Company intends to use the net proceeds from the offering of the Notes to repay a $400 million term loan, contribute to employee pension plans, fund certain asbestos claims and for other general corporate purposes of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 8, 2010, among PPG Industries, Inc. and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein.

4.1	Indenture, dated as of March 18, 2008, was filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.2	First Supplemental Indenture, dated as of March 18, 2008, was filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.3	Second Supplemental Indenture, dated as of November 12, 2010, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A.

5.1	Opinion of Linklaters LLP.

5.2	Opinion of Glenn E. Bost II.

23.1	Consent of Linklaters LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Glenn E. Bost II (included in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: November 12, 2010	/S/ ROBERT J. DELLINGER
Robert J. Dellinger
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 8, 2010, among PPG Industries, Inc. and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein.

4.1	Indenture, dated as of March 18, 2008, was filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.2	First Supplemental Indenture, dated as of March 18, 2008, was filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.3	Second Supplemental Indenture, dated as of November 12, 2010, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A.

5.1	Opinion of Linklaters LLP.

5.2	Opinion of Glenn E. Bost II.

23.1	Consent of Linklaters LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Glenn E. Bost II (included in Exhibit 5.2 hereto).